Exhibit 99.2

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an estimate of costs and expenses, other than underwriting discounts and/or commissions, to be paid by Education Realty Trust, Inc. (the “Company”) in connection with the sale and distribution of $48,898,731 aggregate principal amount of shares of common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Company’s at-the-market equity distribution program. All of the amounts shown are estimates:

Securities and Exchange Commission Fee*	$0
New York Stock Exchange Listing Fee	$38,400
Printing and Engraving Expenses	$3,000
Legal Fees and Expenses	$62,154
Accounting Fees and Expenses	$60,000
Miscellaneous	$36,446
Total	$200,000

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*	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the Common Stock includes only unsold securities that have been previously registered. Accordingly, there is no registration fee due in connection with this prospectus supplement.